UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                                 --------------

         Date of Report (Date of earliest event reported): June 30, 2006

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Initial Depositor
             (Exact name of Registrant as specified in its charter)

                         B2B Internet HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

          DELAWARE                     001-14802                 13-5674085
(State or other jurisdiction        Commission File           (I.R.S. Employer
     of incorporation)                  Number               Identification No.)

                                 --------------

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)

                                  -------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01         Other Events

Effective May 15, 2006, as a result of the merger of Pegasus Solutions Inc. (NASDAQ ticker "PEGS") and Prides Capital Partners, LLC, Pegasus Solutions Inc. is no longer an underlying constituent of the Business to Business HOLDRS Trust. For the 2 shares of Pegasus Solutions Inc. per 100 shares round lot of Business to Business HOLDRS, The Bank of New York received $19.00. The Bank of New York distributed the cash on May 17, 2006 at a rate of $0.19 per depositary share of "BHH", less custody fees.

The quantity of shares of Verticalnet Inc. (Ticker Symbol "VERT") represented by each 100 share round lot of Business to Business HOLDRS decreased to
0.08571428571 shares (from 0.6) due to the 1 for 7 reverse stock split of Verticalnet Inc. Effective June 12, 2006 Verticalnet Inc. began trading under NASDAQ ticker "VERTD."




Item 9.01.    Financial Statements and Exhibits

              (c)   Exhibits

                    99.1 B2B Internet HOLDRS Trust Prospectus Supplement dated June 30, 2006 to Prospectus dated February 17, 2006.




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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INCORPORATED


Date:  August 10, 2006                By: /s/ Satyanarayan R. Chada
                                          -----------------------------
                                          Name:   Satyanarayan R. Chada
                                          Title:  First Vice President




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


                                  EXHIBIT INDEX

Number and Description of Exhibit
---------------------------------

(99.1) B2B Internet HOLDRS Trust Prospectus Supplement dated June 30, 2006 to Prospectus dated February 17, 2006.





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